SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2016, Arthur R. Collins was elected to the board of trustees (the “Board of Trustees”) of RLJ Lodging Trust (the “Company”).

Mr. Collins was elected by the Board of Trustees upon the recommendation of the Nominating and Corporate Governance Committee.

Since 1989, Mr. Collins has served as Managing Partner of theGROUP, a government relations and public affairs consulting firm that Mr. Collins founded.  Mr. Collins currently serves as chairman of the board of trustees of Morehouse School of Medicine and as a member of the boards of trustees of The Brookings Institution and Meridian International Center.  He has previously served as chairman of the board of trustees of Florida A&M University.  Mr. Collins received a bachelor’s degree in accounting and finance from Florida A&M University and a doctor of humane letters from Florida A&M University.

Mr. Collins will serve as a trustee of the Company until the Company’s 2017 annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.  In connection with Mr. Collins’ election as a trustee, the Board of Trustees increased the size of the Board of Trustees to seven members.  It is expected that Mr. Collins will serve on the Compensation Committee and the Nominating and Corporate Governance Committee.

As compensation for serving on the Board of Trustees, Mr. Collins will receive a cash retainer equal to the $75,000 annual cash compensation paid to the members of the Board of Trustees prorated for his remaining term.  In addition, as compensation for his service on the Board of Trustees Mr. Collins is expected to receive a restricted share grant equal in value to the $90,000 restricted share grants made to members of the Board of Trustees prorated for his remaining term.  The Board of Trustees has not yet approved Mr. Collins’ restricted share grant.

Item 7.01.                Regulation FD Disclosure.

                        On November 28, 2016, the Company issued a press release announcing the election of Mr. Collins to the Board of Trustees.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Press Release dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: November 28, 2016	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General
Counsel

EXHIBIT LIST

Exhibit Number	Description
99.1	Press Release date November 28, 2016